SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        November 30, 1999
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                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.

     Unocal Corporation's Spirit Energy 76 business unit has plugged and abandoned the delineation well drilled at the McKinley discovery on Green Canyon block 416. The delineation well penetrated hydrocarbon-bearing zones, but further drilling and study are unlikely to establish commerciality and no further drilling is planned on the prospect. Unocal holds a 50-percent interest in the six-block prospect. In the fourth quarter of 1999, the company will record pre-tax dry hole costs of approximately $17 million which reflects its total investment in the project.

Forward-looking statements and estimates regarding exploration and production activities and expected accounting charges in this filing are based on assumptions concerning market, competitive, regulatory, environmental, operational and other conditions and considerations. Actual results could differ materially as a result of factors discussed in Unocal's 1998 Annual Report on Form 10-K.

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

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                UNOCAL CORPORATION
                                                (Registrant)





Date:  December 1, 1999                        By:  /s/ JOE D. CECIL
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                                                Joe D. Cecil
                                                Vice President and Comptroller
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